INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 033-35412 of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company on Form N-4 of our report dated February 20, 1998 relating to the financial statements and financial statement schedule of
Northbrook Life Insurance Company and our report dated February 20, 1998 relating to the financial statements of Northbrook Variable Annuity Account II contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company) which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 1, 1998